Exhibit 99.1

Vanda Pharmaceuticals Appoints Dr. Charles Duncan to its Board of Directors
WASHINGTON, April 22, 2026 /PRNewswire/ -- Vanda Pharmaceuticals Inc. (Vanda) (Nasdaq: VNDA) today announced the appointment of Charles Duncan, Ph.D. to its Board of Directors effective April 22, 2026. Following Dr. Duncan’s appointment, Vanda’s Board of Directors is now comprised of seven directors, six of whom are independent.
Dr. Duncan is a highly experienced and respected leader in the life sciences and biotechnology sector,” said Mihael H. Polymeropoulos, M.D., Vanda’s President, CEO and Chairman of the Board. “We are excited to welcome him to our strong and independent Board of Directors, where his deep industry expertise will complement our strengths as we advance our innovative pipeline in the service of patient needs.”
Dr. Duncan currently serves as the President of Sulci Advisors, LLC, a business advisory firm focused on the life sciences sector, a position he has held since founding the firm in September 2025. Prior to founding Sulci Advisors, LLC, Dr. Duncan spent nearly three decades as a sell-side biotechnology equity research analyst. From July 2018 until his retirement in June 2025, Dr. Duncan served as Managing Director and Senior Biotechnology Analyst at Cantor Fitzgerald & Co., where he initiated or assumed coverage on more than 70 companies, with a particular focus on neurology, psychiatry and platform-enabled therapeutics. From December 2012 to June 2018, Dr. Duncan served as Managing Director and Senior Biotechnology Analyst at Piper Jaffray & Co., where he initiated or assumed coverage on more than 40 companies and was recognized by Thomson Reuters StarMine for stock picking and earnings estimates. From September 2002 to December 2012, Dr. Duncan served as Managing Director, Supervisory and Senior Biotechnology Analyst at JMP Securities, LLC, where he was a founding healthcare partner and launched the firm’s biotechnology research franchise.
Earlier in his career, Dr. Duncan held biotechnology equity research positions at Dresdner Kleinwort Wasserstein Securities, Inc., Prudential Securities, Inc., Tucker Anthony Cleary Gull, Inc. and Chatfield Dean & Co., Inc., and previously served as a founder and board member of InfusionVision MEDical, Inc., a private venture capital-backed medical device company.
Dr. Duncan received his Ph.D. in Pharmaceutical Sciences, with a concentration in Neuropharmacology, from the University of Colorado-Boulder and his B.S. in Zoology from the University of Wisconsin-Madison.
Dr. Duncan joins the Vanda Pharmaceuticals board with broad industry perspectives and well-established experience translating clinical data and development plans for value creation to a diverse range of biotech stakeholders. “I am enthusiastic to join the Vanda board, especially at this potentially transformational period in the company’s evolution,” said Dr. Duncan. “Having covered a large number of Neuro-Innovator companies during my sell-side career, I see Vanda having a long history of innovation within CNS disorders, and it has served well patients in need. That said, with recent approvals of NEREUS™ and BYSANTI™, previous label expansion for Fanapt® and a growing pipeline to deliver impactful data over the next ~12 months, I believe Vanda has entered a new era of growth. I look forward to productive board service as management strives to create value broadly for stakeholders, including patients, payors, and shareholders.”
About Vanda Pharmaceuticals Inc.
Vanda is a leading global biopharmaceutical company focused on the development and commercialization of innovative therapies to address high unmet medical needs and improve the lives of patients. For more on Vanda Pharmaceuticals Inc., please visit www.vandapharma.com and follow us on X @vandapharma.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Various statements in this press release, including, without limitation, statements regarding Dr. Duncan’s ability to assist Vanda in advancing its product pipeline in the service of patient needs, the delivery of impactful data over the next 12 months, Vanda’s growth and the creation of value for stakeholders are “forward-looking statements” under the securities laws. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Forward-looking statements are based upon current expectations and assumptions that involve risks, changes in circumstances and uncertainties. Important factors that could cause actual results to differ materially from those reflected in Vanda’s forward-looking statements include, among others, Vanda’s assumptions regarding its ability to complete the clinical development and obtain regulatory approval for the products in its pipeline, the success of Vanda’s clinical trials over the next 12 months and Vanda’s ability to report positive results from the trials during such period, Vanda’s ability to continue to grow its pipeline and portfolio of products and management’s ability to create value for patients, payors and shareholders. Therefore, no assurance can be given that the results or developments anticipated by Vanda will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Vanda. Forward-looking statements in this press release should be evaluated together with the various risks and uncertainties that affect Vanda’s business and market, particularly those identified in the “Cautionary Note Regarding Forward-Looking Statements”, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Vanda’s most recent Annual Report on Form 10-K, as updated by Vanda’s subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the U.S. Securities and Exchange Commission, which are available at www.sec.gov.
All written and verbal forward-looking statements attributable to Vanda or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to herein. Vanda cautions investors not to rely too heavily on the forward-looking statements Vanda makes or that are made on its behalf. The information in this press release is provided only as of the date of this press release, and Vanda undertakes no obligation, and specifically declines any obligation, to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Corporate Contact:

Kevin Moran
Senior Vice President, Chief Financial Officer and Treasurer
Vanda Pharmaceuticals Inc.
202-734-3400
pr@vandapharma.com

Jim Golden / Jack Kelleher / Dan Moore
Collected Strategies
VANDA-CS@collectedstrategies.com
SOURCE Vanda Pharmaceuticals Inc.